Exhibit 4.15

SEVENTH SUPPLEMENTAL INDENTURE (this “Seventh Supplemental Indenture”), dated as of May 1, 2013, among T-Mobile USA, Inc. (“TMUS”), the new Guarantors party hereto (the “New Guarantors”), the existing Guarantors party hereto (the “Existing Guarantors”), and Wells Fargo Bank, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, MetroPCS Wireless, Inc. (the “Company”) has heretofore executed and delivered to the Trustee an Indenture (the “Base Indenture”), dated as of September 21, 2010, among the Company, the Guarantors party thereto and the Trustee, as amended and supplemented in respect of the Company’s 7 7/8% Senior Notes due 2018 (the “2018 Notes”) by the First Supplemental Indenture thereto dated as of September 21, 2010 (the “First Supplemental Indenture”), the Third Supplemental Indenture thereto dated as of December 23, 2010 (the “Third Supplemental Indenture”), and the Fifth Supplemental Indenture thereto dated as of December 14, 2012 (the “Fifth Supplemental Indenture”), and as amended and supplemented in respect of the Company’s 7 7/8% Senior Notes due 2020 (the “2020 Notes”, together with the 2018 Notes, the “Notes”) by the Second Supplemental Indenture thereto dated as of November 17, 2010 (the “Second Supplemental Indenture”), the Fourth Supplemental Indenture thereto dated as of December 23, 2010 (the “Fourth Supplemental Indenture”), and the Sixth Supplemental Indenture thereto dated as of December 13, 2012 (the “Sixth Supplemental Indenture”; the Base Indenture, as amended and supplemented in respect of the 2020 Notes by the Second Supplemental Indenture, the Fourth Supplemental Indenture and the Sixth Supplemental Indenture thereto, and as amended and supplemented in respect of the 2018 Notes by the First Supplemental Indenture, the Third Supplemental Indenture and the Fifth Supplemental Indenture thereto, the “Indenture”), each among the Company, the Guarantors party thereto and the Trustee;

WHEREAS, Sections 5.01 and 9.01 of the Indenture provide that TMUS (as the “Company” under the Indenture) may execute and deliver to the Trustee a supplemental indenture pursuant to which TMUS assumes the payment of the principal of and any premium and interest on the Notes and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances TMUS (as the “Company” under the Indenture) is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each of the New Guarantors shall become a Guarantor of the applicable Notes on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, TMUS, the Existing Guarantors and the New Guarantors are authorized to execute and deliver this Seventh Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, TMUS, the New Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.    Defined Terms. As used in this Seventh Supplemental Indenture, capitalized terms used but not defined herein shall have the meaning set forth in the Indenture . The words “herein,” “hereof” and “hereby” and other words of similar import used in this Seventh Supplemental Indenture refer to this Seventh Supplemental Indenture as a whole and not to any particular section hereof.

2.    Agreement to Assume Obligations. TMUS hereby assumes the principal of, and any premium and interest on, the Notes and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed on the terms and subject to the conditions set forth in the Indenture.

3.    Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally, to unconditionally guarantee the obligations of TMUS (as the “Company” under the Indenture) under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to Article X thereof.

4.    Notices. All notices or other communications to TMUS and the New Guarantors shall be given as provided in Section 12.02 of the Indenture; in accordance with Section 12.02 of the Base Indenture, notice is hereby given to the parties hereto that notices to TMUS (as the “Company” under the Indenture) and to all Guarantors under the Indenture (including, without limitation, the New Guarantors) shall be sent to:

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

Attention: General Counsel

Fax: (425) 383-7040

5.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly contemplated hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

6.    Substitution of Successor. Upon execution of this Seventh Supplemental Indenture, TMUS will succeed to, and be substituted for the Company as the “Company” under the Indenture and may exercise every right and power of the Company under the Indenture with the same effect as if TMUS had been so named therein.

7.    Governing Law. THIS SEVENTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

8.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors and TMUS.

9.    Counterpart Originals. This Seventh Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Seventh Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Seventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original Seventh Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes. The parties may sign any number of copies of this Seventh Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

10.    Headings, etc. The headings of the Articles and Sections of this Seventh Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Seventh Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, as of the date first above written.

T-MOBILE USA, INC.

By:	/s/ David A. Miller
	Name:	David A. Miller
	Title:	Executive Vice President, General Counsel, and Secretary

[Signature Page — Seventh Supplemental Indenture]

T-MOBILE US, INC.

By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President, Chief Financial Officer, Chief Accounting Officer, and Treasurer

[Signature Page — Seventh Supplemental Indenture]

COOK INLET/VS GSM IV PCS HOLDINGS, LLC

GSV LLC

POWERTEL MEMPHIS LICENSES, INC.

POWERTEL/MEMPHIS, INC.

SUNCOM WIRELESS HOLDINGS, INC.

SUNCOM WIRELESS INVESTMENT COMPANY LLC

SUNCOM WIRELESS LICENSE COMPANY, LLC

SUNCOM WIRELESS MANAGEMENT COMPANY, INC.

SUNCOM WIRELESS OPERATING COMPANY, L.L.C.

SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.

SUNCOM WIRELESS, INC.

T-MOBILE CENTRAL LLC

T-MOBILE LICENSE LLC

T-MOBILE NORTHEAST LLC

T-MOBILE PCS HOLDINGS LLC

T-MOBILE PUERTO RICO HOLDINGS LLC

T-MOBILE PUERTO RICO LLC

T-MOBILE RESOURCES CORPORATION

T-MOBILE SOUTH LLC

T-MOBILE SUBSIDIARY IV CORPORATION

T-MOBILE WEST LLC

TRITON NETWORK NEWCO, LLC

TRITON PCS FINANCE COMPANY, INC.

TRITON PCS HOLDINGS COMPANY L.L.C.

VOICESTREAM PCS I IOWA CORPORATION

VOICESTREAM PITTSBURGH GENERAL PARTNER, INC.

VOICESTREAM PITTSBURGH, L.P.

WALLC LICENSE, LLC

WIRELESS ALLIANCE, LLC

By:	/s/ David A. Miller
	Name:	David A. Miller
	Title:	Authorized Person of each of the above named entities

[Signature Page — Seventh Supplemental Indenture]

METROPCS AWS, LLC

METROPCS CALIFORNIA, LLC

METROPCS FLORIDA, LLC

METROPCS GEORGIA, LLC

METROPCS MASSACHUSETTS, LLC

METROPCS MICHIGAN, INC.

METROPCS NEVADA, LLC

METROPCS NEW YORK, LLC

METROPCS PENNSYLVANIA, LLC

METROPCS TEXAS, LLC

METROPCS 700 MHz, LLC

METROPCS NETWORKS, LLC

METROPCS NETWORKS CALIFORNIA, LLC

METROPCS NETWORKS FLORIDA, LLC

By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President, Chief Financial Officer, Chief Accounting Officer, and Treasurer

[Signature Page — Seventh Supplemental Indenture]

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

[Signature Page — Seventh Supplemental Indenture]